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                                                                    Exhibit 99.1


April 26, 2007

Marketing Worldwide Raises $3.5 Million From Institutional Investors to Accelerate Growth Plan

Marketing Worldwide Corporation (MWW) (OTCBB: MWWC), a leader in car customization programs for major auto manufacturers, today announced it closed an institutional round of private funding from Vision Opportunity Capital Management, LLC, an SEC registered investment advisor. The financing of $3.5 million will support the acceleration of MWW's business growth. MWW is a high quality full-service OEM supplier for the automotive industry, with some of their largest customers currently being several Toyota and KIA vehicle processing centers in the US and Canada.

The investment is in the form of Series "A" Convertible Preferred Stock and warrants. The full terms and conditions will be disclosed in a Current Report on Form 8-K as soon as practicable. The placement agency is New York City-based Carter Securities, LLC.

Michael Winzkowski, President, MWW, said, "Our rapid growth and aggressive expansion plans call for the right financial partner. We truly believe Vision Capital Management is the ideal partner. Its principals took an in-depth look into the Company and came away with the same long-term vision that we instill into everyone who is part of our team. While we have continued our track record of five years of increasing sales and profitability, we have also expanded our management team and product roster and have begun to aggressively pursue new customers in addition to our established relationships with several large Toyota vehicle processing centers during 2006."

"We are excited to help Marketing Worldwide continue along its successful growth path. The Company's exceptional management team, strategy and reputation for quality are clearly its drivers in creating long-term value. We look forward to seeing the Company make further strides in the OE automotive industry in addition to achieving its sales and profit goals," said Pat Vongsvivut of Vision Opportunity Capital Management, LLC.

About Vision Opportunity Capital Management

Founded in 2005, New York-based Vision Opportunity Capital Management, LLC is an SEC registered investment advisor focused on direct, non-control investments in small private and public companies.

About Marketing Worldwide Corporation

Founded in 1999, MWW is a high quality, full-service OEM supplier for the automotive industry. MWW designs, develops and manufactures high quality (OE-grade) automotive accessory components for high-volume sales directly to the major automobile processing centers at their US entry ports and in Canada, for installation as either Port Installed Options (PIO) or Dealer Installed Options
(DIO) programs. The majority of MWW's products are currently being designed and manufactured by MWW for Toyota and KIA passenger cars, SUVs and light trucks. MWW's corporate headquarters is in Howell, Michigan, with support teams and satellite offices operating from different parts of the US and Germany. Please visit WWW.MARKETINGWORLDWIDE.US (under construction) to see the latest company news and filings and subscribe to the MWW newsletter, or e-mail your questions to INVESTORRELATIONS@MARKETINGWORLDWIDE.US.

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Certain statements in this press release that are not historical facts are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at WWW.SEC.GOV under "Search for Company Filings."

Pursuant to a September 15, 2006 agreement, Consulting For Strategic Growth1, Ltd. ("CFSG1") provides Marketing Worldwide Corporation with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG1's receipt of cash compensation from MWW, CFSG1 may choose to purchase the company's common stock and thereafter liquidate those securities at any time it deems appropriate to do so.


COMPANY CONTACT:
Rainer Poertner
Executive Vice President
Tel: 1-517-540-0045, x43
Fax: 1-517-540-0923
Email Contact
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www.marketingworldwide.us
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INVESTOR RELATIONS:
Stanley Wunderlich, CEO
Consulting for Strategic Growth I
Tel: 1-800-625-2236
Fax: 1-212-337-8089
Email Contact
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www.cfsg1.com
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MEDIA RELATIONS:
Daniel Stepanek
CFSG1
Tel: 1-212-896-1202
Fax: 1-212-697-0910
Email Contact
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